Exhibit 11.1
Pilgrim America Capital Corporation
Computation of  Earnings Per Share

                                                                         For the year ended
                                                          --------------------------------------------------
                                                            September 30, 1997          September 30, 1996
                                                          ----------------------      ----------------------
      Primary Earnings Per Share:
A     Average Common Shares Outstanding                               3,862,594                   4,866,737
                                                          ----------------------      ----------------------

      Common Share Equivalents:
B.    Average Stock Options Outstanding                                 662,413                           - (a)
C     Average Options Exercise Price                      $               5.958       $                   -
                                                          ----------------------      ----------------------
D     Exercise Proceeds [B x C)                           $           3,946,829       $                   -
                                                          ----------------------      ----------------------

E     Average Market Price for the Year                   $              11.240       $                   -
F     Shares Repurchased at Market Price [D/E]                          351,141                           -
                                                          ----------------------      ----------------------
G      Calculated Increase in Shares [B-F]                              311,272                           -
                                                          ----------------------      ----------------------

H     Weighted Average Common Shares and
           Common Share Equivalents Outstanding                       4,173,866                   4,866,737
                                                          ======================      ======================

I     Net Earnings for the Year Ended                     $          11,724,000       $             348,000
                                                          ======================      ======================

      Primary Earning Per Share  [I/H]                    $                2.81       $                0.07
                                                          ======================      ======================


      Fully Diluted Earnings Per Share:
A     Average Common Shares Outstanding                               3,862,594                   4,866,737
                                                          ----------------------      ----------------------

      Common Share Equivalents:
B.    Average Stock Options Outstanding                                 662,413                           - (a)
C     Average Options Exercise Price                      $               5.958       $                   -
                                                          ----------------------      ----------------------
D     Exercise Proceeds [B x C)                           $           3,946,829       $                   -
                                                          ----------------------      ----------------------

E     Ending Market Price for Year                        $              17.750       $                   -
F     Shares Repurchased at Market Price [D/E]                          222,357                           -
                                                          ----------------------      ----------------------
G      Calculated Increase in Shares [B-F]                              440,056                           -
                                                          ----------------------      ----------------------

H     Weighted Average Common Shares and
           Common Share Equivalents Outstanding                       4,302,650                   4,866,737
                                                          ======================      ======================

I     Net Earnings for the Year Ended                     $          11,724,000       $             348,000
                                                          ======================      ======================

      Fully Diluted Earning Per Share  [I/H]              $                2.72       $                0.07
                                                          ======================      ======================

  Notes (a)
  The stock options outstanding were not in the money on September 30, 1996, therefore no dilution was calculated.